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                  CHARLES M. FERNANDEZ EMPLOYMENT AGREEMENT

        This Employment Agreement ("Agreement") is made and entered into as of the 11th day of September, 1996 by and between ZANART ENTERTAINMENT INCORPORATED, a Florida corporation (the "Company"), and CHARLES M. FERNANDEZ (the "Executive").

                                  Recitals

        A. The Executive is becoming a principal shareholder of the Company.

        B. The Board of Directors of the Company (the "Board") believes that the Executive can contribute to the growth and success of the Company, and desires to assure the Company of the Executive's employment and to compensate him therefor.

        C. The Board has determined that this Agreement will reinforce and encourage the Executive's attention and dedication to the Company.

        D. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                  Agreement

        NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

        1.      Employment.

                1.1 General. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

                1.2 Duties of Executive. During the term of this Agreement, the Executive shall serve as Chairman of the Board and President of the Company, shall diligently perform all services as may be assigned to him by the Board, and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall devote substantially all of his business time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company.

        2. Term. Except as otherwise provided in Section 5 hereof, the term of this Agreement shall continue through the date hereof and shall terminate as provided below ("Term"). The Term shall be a continuous three year period commencing this date and running for a period such that on each "Anniversary Date", as defined below, an additional year automatically shall be added. Within 60 days prior to any Anniversary Date either party may provide written notice, with or without cause, to the other party of that party's intention not to extend the Term of this Agreement beyond the number of years then remaining in the Term, which number shall always be three. Such written notice shall be deemed the notice to terminate this Agreement at the end of the three year term then in effect. The "Anniversary Date," as used herein, shall be the 11th day of September of each year during the Term, including each year beyond the first three years of the Term. It is the intention of the parties that the Term as of each Anniversary Date automatically shall be three years, that three years' written notice shall be required to terminate this Agreement except as otherwise provided in Section 5 hereof and that said written notice to terminate may only be given on an Anniversary Date.

        3.      Compensation.

                3.1 Base Salary. The Executive shall receive a base salary at the annual rate of Three Hundred Fifty Thousand Dollars ($350,000) (the "Base Salary") during the Term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes.


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                3.2     Bonus.  The Executive shall receive a bonus (the
"Bonus") equal to $100,000, which amount shall be payable in 20 equal quarterly installments of $5,000 over the first five years of this Agreement; provided, that if this Agreement is terminated earlier as set forth herein, then the Executive shall be entitled to receive the amount of the Bonus which has not been theretofore paid at the time of such termination. The Executive shall also be eligible to receive a bonus in an amount determined by the unanimous vote of all members of the Company's Board of Directors, based upon the Company's operating results, financial condition, prospects and intended utilization of earnings, if any.

                3.3 Cost-of-living Increase. Commencing September 11, 1997, and each Anniversary Date thereafter during the Term, the Base Salary shall be increased, but shall not be decreased, by that percentage by which the Consumer Price Index (All Items Less Shelter), Urban Wage Earners and Clerical Workers, for the Miami, Florida area published by the United States Government (the "Index") for the immediately preceding calendar year exceeds such index for the next preceding calendar year. If publication of the Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living for the Miami, Florida area as computed and published by an agency of the United States government or, if no such agency computes and publishes such statistics, by any regularly published national financial periodical that does compute and publish such statistics.

        4.      Expense Reimbursement and Other Benefits.

                4.1 Other Reimbursable Expenses. During the term of the Executive's employment hereunder, the Company, upon the submission of proper substantiation by the Executive, shall reimburse the Executive for all other reasonable expenses actually and necessarily paid or incurred by the Executive in the course of and pursuant to the business of the Company.

                4.2 Other Benefits. The Company shall pay life insurance premiums for the Executive in an amount equal to $500/month. The Executive and his immediate family shall be entitled to participate in all medical and hospitalization, group life insurance, and any and all other plans as are presently and hereinafter provided by the Company to its executives. The Executive shall also be entitled to vacations in accordance with the Company's prevailing policy for its executives.

                4.3 Working Facilities. The Company shall furnish the Executive with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

                4.4 Automobile Allowance. The Executive shall be entitled to an automobile allowance of $1,000 per month, which amount is intended to compensate Executive for wear and tear and, in addition, reimburse the Executive for all costs of gasoline, oil, repairs, maintenance, insurance and other expenses incurred by Executive by reason of the use of Executive's automobile for Company business from time to time.

        5.      Termination.

                5.1 Termination for Cause. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder for "Cause" (as hereinafter defined). For purpose of this Agreement, the term "Cause" shall mean, subject to the proviso in the last sentence of Section 1.2 of this Agreement, (i) the willful failure or refusal of the Executive to perform the duties or render the services assigned to him from time to time by the Board (except during reasonable vacation periods or sick leave), (ii) the charging or indictment of the Executive in connection with a felony, (iii) the association, directly or indirectly, of the Executive, for his profit or financial benefit, with any person, firm, partnership, association, entity or corporation that competes in any material way with the Company, (iv) the disclosing or using of any material trade secret or confidential information of the Company at any time by the Executive, except as required in connection with his duties to the Company, (v) the breach by the Executive of his fiduciary duty or duty of trust to the Company.

                5.2 Disability. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder if the Executive shall, as the result of mental or physical incapacity, illness or disability, become unable to perform his duties hereunder for in excess of ninety (90) days in any 12-month period. Upon any termination pursuant to this Section 5.2, the Company shall pay to the Executive any unpaid amounts of his Base Salary accrued through the


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effective date of termination and the amount, if any, of the unpaid Bonus in accordance with Section 3.2 hereof, and an amount to be determined by the unanimous vote of the Board of Directors in their sole and absolute discretion, and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1).

                5.3 Death. In the event of the death of the Executive during the term of his employment hereunder, the Company shall pay to the estate of the deceased Executive any unpaid amounts of his Base Salary accrued through the effective date of his death and the amount, if any, of the unpaid Bonus in accordance with Section 3.2 hereof, and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1).

                5.4 Termination Without Cause. At any time the Company shall have the right to terminate the Executive's employment hereunder by written notice to the Executive; provided, however, that, the Company shall continue to pay to the Executive the Base Salary for a period of three years following the effective date of termination specified in such notice in accordance with the Company's normal payroll policies and the amount, if any, of the unpaid Bonus in accordance with Section 3.2 hereof. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1).

                5.5 Resignation by Executive. The Executive shall at all times have the right, upon 60 days' written notice to the Company, to terminate the Employee's employment hereunder. Upon any termination pursuant to this
Section 5.5, the Employee shall be entitled to be paid his Base Salary to the date of termination and the amount, if any, of the unpaid Bonus in accordance with Section 3.2 hereof, and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

        6.      Restrictive Covenants.

                6.1 Non-competition. While employed by the Company and for a period of two years following the termination of the Executives employment hereunder (other than a termination without cause, as contemplated by Section
5.4 hereof), the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly engages primarily in the healthcare business (the "Business") in competition with the Company or its affiliates in Florida or in any other state in which the Company and/or its affiliates (as such term is defined in Rule 12b-2 as promulgated under the Securities Exchange Act of 1934, as amended) are conducting business at the time of termination or separation. The Company acknowledges and agrees that (i) the Executive is now engaged and hereafter may engage in other activities unrelated to the Company for his own account including, without limitation, activities with Bally's Entertainment Corporation and/or other companies controlled by Arthur Goldberg, and that no aspect or element of such activities shall (A) be deemed to be engaged in for the benefit of the Company or (B) to entitle the Company or any other shareholder of the Company to participate in such activities in any respect; provided, that such unrelated activities shall not consist, in whole or in part, directly or indirectly, of any aspect of the healthcare business or otherwise constitute a conflict of interest.

                6.2 Nondisclosure. Executive shall not divulge, communicate, use to the detriment of the Company or any affiliate or for the benefit of any other person or persons, or misuse in any way, any confidential information pertaining to the business of the Company or any affiliate. Any confidential information or data now known or hereafter acquired by the Executive with respect to the business of the Company or any affiliate (which shall include, but not be limited to, information concerning the Company's or any affiliates financial condition, prospects, patients, sources, and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information.


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                6.3     Nonsolicitation of Employees and Customers.  While
employed by the Company and for a period of three years (except that the period with respect to the prohibitions in clause (ii) hereof shall be one year if Executive's employment is terminated pursuant to Section 5.4 hereof) following the date his employment is terminated hereunder, the Executive shall not, directly or indirectly, for herself or for any other person, firm, corporation, partnership, association or other entity, (i) attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, and/or (ii) call on or solicit any of the actual or targeted patients of the Company, nor shall the Executive make known the names and addresses of such patients.

                6.4 Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

        7. Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

        8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to any conflict of law, rule or principle that would give effect to the laws of another jurisdiction.

        9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates including, without limitation, Continucare Corporation) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

        10. Notices. Any notice required or permitted to be given hereunder shall be deemed given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto at their respective address set forth in the Purchase Agreement, or to such other address as either party hereto may from time to time give notice of to the other.

        11. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representative, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise; provided, however that the Executive shall not delegate his employment obligations hereunder, or any portion thereof, to any other person.

        12. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.


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        13.     Waivers.  The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

        14. Damages. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or for the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

        15. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        16. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the Executive and their respective heirs, personal representatives, legal representatives, successors and assigns, as applicable, any rights or remedies under or by reason of this Agreement.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                      ZANART ENTERTAINMENT INCORPORATED

                                      By:____________________________________

                                      _______________________________________
                                               CHARLES M. FERNANDEZ


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